UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2022

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

501 Brickell Key Drive, Suite 300, Miami, FL	33131
(Address of principal executive offices)	(Zip Code)

(888) 798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PIXY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule.

On April 21, 2022, ShiftPixy, Inc. (the “Company”) received a letter (the “Nasdaq Letter”) from the staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”), which notified the Company that it does not presently comply with Nasdaq’s Listing Rule 5550(b)(1) that requires the Company to (i) maintain a minimum of $2,500,000 in stockholders’ equity for continued listing or (ii) meet the alternatives of minimum market value for listed securities or net income from continuing operations.

The Nasdaq Letter does not have any immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market and the Company has 45 calendar days from the date of the Nasdaq Letter to submit a plan to Nasdaq to regain compliance with Nasdaq’s continued listing rules. The Company intends to submit such a plan within the relevant time frame. If the Company’s plan is accepted, Nasdaq can grant the Company an extension of up to 180 calendar days from the date of the Nasdaq Letter to provide evidence of compliance with its plan and with the relevant Nasdaq continued listing rules. There can be no assurance that the Company will be able to regain compliance with all applicable continued listing requirements or that its plan will be accepted by the Staff.

In connection with the Company’s plan, once submitted, the Staff will consider such things as the likelihood that the plan will result in compliance with Nasdaq’s continued listing criteria, the Company’s past compliance history, the reasons for the Company’s current non-compliance, other corporate events that may occur during the Staff’s review period, the Company’s overall financial condition, and the Company’s public disclosures. If, in the Staff’s consideration of the Company’s plan, the Staff were to determine that the Company would not be able to cure the deficiency, then Nasdaq would provide notice that the Company’s common stock would be subject to delisting. Upon such a notice, the Company would have the right to appeal that determination and the Company’s common stock would continue to remain listed on the Nasdaq Capital Market until the completion of the appeal process.

The Company is considering various actions that it may take in response to the Nasdaq Letter in order to provide to Nasdaq the required plan to regain compliance with the continued listing requirements, but has not currently completed its internal analysis regarding the items to be included in its plan to be submitted to the Staff.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

SHIFTPIXY, INC.

Date: April 22, 2022	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer and Director